                                                                    EXHIBIT 99.1

(WHITEHALL JEWELLERS, INC. LOGO)                                   NEWS RELEASE

================================================================================
                                             For:     Whitehall Jewellers, Inc.
                                             Contact: John R. Desjardins
                                                      Executive Vice President,
                                                      Chief Financial Officer
FOR IMMEDIATE RELEASE                                 TX: 312/762-9751


                 WHITEHALL JEWELLERS REPORTS FOURTH QUARTER AND
                        FISCAL YEAR END FINANCIAL RESULTS

                           ---------------------------

Chicago, Illinois, April 14, 2005 -- Whitehall Jewellers, Inc. (NYSE:JWL) today reported financial results for the fourth quarter and fiscal year ended January 31, 2005.

As previously reported, for the fiscal fourth quarter, the Company reported net sales of $125.6 million, compared to $136.6 million in the prior year quarter. Net income for the fourth quarter was $5.3 million, or $0.38 per share, compared to net income of $4.3 million, or $0.31 per share, for the prior year period. Comparable store sales decreased 8.7% in the fourth quarter compared to a 6.0% increase for the same period last year.

Fourth quarter professional fees and other charges decreased by approximately $17.2 million in comparison to the prior year. The decrease was primarily due to lower professional fees and settlement costs associated with the consolidated Capital Factors actions and the related United States Attorney and Securities and Exchange Commission (the "SEC") investigations partially offset by costs incurred in connection with compliance with certain sections of the Sarbanes-Oxley Act of 2002. As previously disclosed, on September 28, 2004, the Company announced that it entered into a non-prosecution agreement with the United States Attorney's Office for the Eastern District of New York and that it reached a settlement of the consolidated Capital Factors actions.

For the fiscal year ended January 31, 2005, the Company reported total net sales of $334.2 million, compared to $344.7 million last year. Net loss was $9.9 million, or $0.71 per share, compared to a net loss of $8.7 million, or $0.62 per share, for fiscal 2003. Comparable store sales declined 3.7% for the fiscal year compared to a 0.6% decrease in comparable store sales for the prior fiscal year.

Fiscal year 2004 professional fees and other charges decreased by approximately $14.2 million in comparison to fiscal year 2003. The decrease was primarily due to lower professional fees and other charges associated with the consolidated Capital Factors actions and the related United States Attorney and SEC investigations partially offset by costs incurred in connection with compliance with certain sections of the Sarbanes-Oxley Act of 2002.

Daniel H. Levy, Chairman said, "While the days since Hugh Patinkin's passing have been trying on the Whitehall family, to Hugh's credit, the Company has a deep management team, and the

Company is well-positioned to execute on its strategies. We are focused on the business at hand, but nevertheless, our thoughts continue to be with Hugh's family as we move forward."

Lucinda M. Baier, Chief Executive Officer, said, "During January, we devoted a significant amount of attention to analyzing our business. We were most interested in capitalizing on the things that worked and correcting the things that didn't. By the end of January, we had developed an action plan to improve our business. As a business, we are making significant progress on our action plans and our business is responding to the changes that we have made.

On April 6, 2005 the Company entered into an amendment to its Credit Agreement providing additional borrowing availability under the facility. The additional facility extends to July 31, 2006 and provides the cash availability the Company requires to execute on its business plan.

The Company closed four stores in the fourth quarter. During the fiscal year ended January 31, 2005 the Company opened 6 stores and closed a total of 4 stores.

Management will discuss fourth quarter and year-end results during a conference call this morning at 9:00 a.m. EST. Call Lynn Nickless at 312-762-0292 to reserve a space on the call or dial in to the conference call at 866-800-8649, participant passcode 92227065. This call will also be broadcast live on the Internet at www.whitehalljewellers.com. A replay of this call will be available until May 4, 2005. The replay dial in number is 888-286-8010, participant passcode is 68008651.

ABOUT WHITEHALL JEWELLERS

Whitehall Jewellers, Inc. is a leading national specialty retailer of fine jewelry, currently operating 385 stores in 38 states. The Company operates stores in regional and superregional shopping malls under the names Whitehall Co. Jewellers, Lundstrom Jewelers and Marks Bros. Jewelers.

SAFE HARBOR STATEMENT

     This release contains certain forward-looking statements (as such term is defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) and information relating to the Company that are based on the current beliefs of management of the Company as well as assumptions made by and information currently available to management including statements related to the markets for our products, general trends and trends in our operations or financial results, plans, expectations, estimates and beliefs. In addition, when used in this release, the words "anticipate," "believe," "estimate," "expect," "intend," "plan," "predict," "opinion" and similar expressions and their variants, as they relate to the Company or our management, may identify forward-looking statements. Such statements reflect our judgment as of the date of this release with respect to future events, the outcome of which is subject to certain risks, including the factors described below, which may have a significant impact on our business, operating results or financial condition. Investors are cautioned that these forward-looking statements are inherently uncertain. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results or outcomes may vary materially from those described herein. The Company undertakes no obligation to update forward-looking statements. The following factors, among others, may impact forward-looking statements contained in this release: (1) a change in economic conditions or the financial markets which negatively impacts the retail sales environment and reduces discretionary spending on goods such as jewelry; (2) reduced levels of mall traffic caused by economic or other factors; (3) increased competition from specialty jewelry retail stores, the Internet and mass merchant discount stores which may adversely impact our sales and gross margin; (4) our ability to execute our business strategy and the related effects on comparable store sales and other results; (5) the extent and results of our store expansion strategy and associated occupancy costs, and access to funds for new store openings; (6) the high degree of fourth quarter seasonality of our business and the impact on the Company's sales, profitability and liquidity; (7) the extent and success of our merchandising, marketing and/or promotional programs;
     (8) personnel costs and the extent to which we are able to retain and attract key personnel; (9) the effects of competition; (10) the availability and cost of consumer credit; (11) relationships with suppliers including the timely delivery to the Company of appropriate merchandise on payment terms consistent with past practice; (12) our ability to maintain adequate information systems capacity and infrastructure; (13) our continued ability to secure sufficient financing on acceptable terms, including, if an event of default were to occur pursuant to the Company's revolving loan facility, the Company may be required to negotiate relief with its lenders or seek new financing to which there may be no assurance that new financing agreements would be available on acceptable terms or at all;(14) our leverage, liquidity, and cost of funds and changes in interest rates that may increase such costs; (15) our ability to maintain adequate loss prevention measures; (16) fluctuations in raw material prices, including diamond, gem and gold prices; (17) the impact of current or future price reductions on margins and resultant valuation allowances taken on certain merchandise inventory identified from time to time as items which would not be part of the Company's future merchandise presentation as well as alternative methods of disposition of this merchandise inventory and resultant valuations taken; (18) developments relating to settlement of the consolidated Capital Factors actions, the non-prosecution agreement entered into with the United States Attorney's Office, the SEC investigation, and shareholder and other civil litigation, including the impact of such developments on our results of operations and financial condition and relationship with our lenders or with our vendors; (19) regulation affecting the industry generally, including regulation of marketing practices; and (20) the risk factors identified from time to time in our filings with the SEC.


                              - tables to follow -

                            WHITEHALL JEWELLERS, INC.
                            STATEMENTS OF OPERATIONS
     FOR THE THREE MONTHS AND TWELVE MONTHS ENDED JANUARY 31, 2005 AND 2004
                                   (UNAUDITED)
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                  Three Months Ended                    Twelve Months Ended
                                        January 31, 2005    January 31, 2004    January 31, 2005     January 31, 2004
                                        ----------------    ----------------    ----------------     ----------------
Net sales                               $        125,554    $        136,595    $        334,206     $        344,655

Cost of sales (including buying and
occupancy expenses)                               78,638              77,745             221,370              217,622
                                        ----------------    ----------------    ----------------     ----------------
   Gross profit                                   46,916              58,850             112,836              127,033
Selling, general and administrative
      expenses                                    34,273              32,836             115,028              114,624
Professional fees and other charges                1,953              19,127               7,679               21,874
                                        ----------------    ----------------    ----------------     ----------------
   Income (loss) from operations                  10,690               6,887              (9,871)              (9,465)

Interest expense                                   1,126                 770               4,365                4,110
                                        ----------------    ----------------    ----------------     ----------------
   Income (loss) before income taxes               9,564               6,117             (14,236)             (13,575)

Income tax expense (benefit)                       4,257               1,833              (4,353)              (4,861)
                                        ----------------    ----------------    ----------------     ----------------

   Net income (loss)                    $          5,307    $          4,284    $         (9,883)    $         (8,714)
                                        ================    ================    ================     ================

Basic earnings per share:
   Net income (loss)                    $           0.38    $           0.31    $          (0.71)    $          (0.62)
                                        ================    ================    ================     ================

   Weighted average common
      share and common share
      equivalents                                 13,951              13,925              13,943               14,098
                                        ================    ================    ================     ================

  Diluted earnings per share:
    Net income (loss)                   $           0.38    $           0.30    $          (0.71)    $          (0.62)
                                        ================    ================    ================     ================
     Weighted average common
        share and common share
        equivalents                               13,960              14,092              13,943               14,098
                                        ================    ================    ================     ================

                                    - more -

                            WHITEHALL JEWELLERS, INC.
                                 BALANCE SHEETS
                            (UNAUDITED, IN THOUSANDS)

                                                       January 31, 2005     January 31, 2004
                                                       ----------------     ----------------
            ASSETS
Current Assets:
      Cash                                             $          2,206     $          1,901
      Accounts receivable, net                                    2,688                2,544
      Merchandise inventories                                   183,676              206,146
      Other current assets                                          383                  875
      Current income tax benefit                                  3,959                2,294
      Deferred income taxes, net                                  2,255                5,712
      Deferred financing costs                                      360                  261
                                                       ----------------     ----------------
           Total current assets                                 195,527              219,733

Property and equipment, net                                      54,200               60,948
Goodwill, net                                                     5,662                5,662
Deferred income tax, net                                            902                   --
Deferred financing costs                                            539                  654
                                                       ----------------     ----------------
           Total assets                                $        256,830     $        286,997
                                                       ================     ================

            LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
      Revolver loans                                   $         73,793     $         80,340
      Current portion of long-term debt                              --                  640
      Accounts payable                                           60,076               60,538
      Customer deposits                                           3,042                3,601
      Accrued payroll                                             3,829                4,457
      Other accrued expenses                                     14,587               24,479
                                                       ----------------     ----------------
           Total current liabilities                            155,327              174,055

      Other long-term liabilities                                 4,880                3,535
      Deferred income tax, net                                       --                3,639
                                                       ----------------     ----------------
           Total liabilities                                    160,207              181,229

Commitments and contingencies

Stockholders' equity:
      Common stock                                                   18                   18
      Class B common stock                                           --                   --
      Additional paid-in capital                                106,123              106,091
      Retained earnings                                          29,428               39,311
      Treasury stock, at cost (4,108,703 and
      4,134,141 shares, respectively)                           (38,946)             (39,652)
                                                       ----------------     ----------------

      Total stockholders' equity                                 96,623              105,768


           Total liabilities and stockholders'
           equity                                      $        256,830     $        286,997
                                                       ================     ================